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                                                                      EXHIBIT 11


Exhibit (11) - Statement Re:  Computation of Earnings Per Share


COMPUTATION OF EARNINGS PER SHARE
Comerica Incorporated and Subsidiaries

(In thousands, except per share data)

                                     Three Months Ended               Six Months Ended
                                          June 30                          June 30
                                    -------------------              -------------------
                                      2000       1999                  2000       1999
                                    --------   --------              --------   --------
Basic:
   Average shares outstanding        156,252    156,086               156,260    155,972
                                    ========   ========              ========   ========

Net income                          $185,551   $167,382              $363,267   $326,494
Less preferred stock dividends         4,275      4,275                 8,550      8,550
                                    --------   --------              --------   --------
Net income applicable to common
  stock                             $181,276   $163,107              $354,717   $317,944
                                    ========   ========              ========   ========

Basic net income per share             $1.16      $1.04                 $2.27      $2.04

Diluted:
  Average shares outstanding         156,252    156,086               156,260    155,972
  Nonvested stock                        188        166                   178        171
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options        1,598      2,324                 1,406      2,320
                                    --------   --------              --------   --------
    Diluted average shares           158,038    158,576               157,844    158,463
                                    ========   ========              ========   ========

Net income                          $185,551   $167,382              $363,267   $326,494
Less preferred stock dividends         4,275      4,275                 8,550      8,550
                                    --------   --------              --------   --------
Net income applicable to common
  stock                             $181,276   $163,107              $354,717   $317,944
                                    ========   ========              ========   ========

Diluted net income per share           $1.15      $1.03                 $2.25      $2.01
